Exhibit 4.2

SOVEREIGN BANCORP, INC.

as Issuer

TO

BNY MIDWEST TRUST COMPANY

as Trustee

Sixth Indenture Supplement

Dated as of September 1, 2005

to

INDENTURE

Dated as of February 1, 1994

$200,000,000
Senior Floating Rate Notes due 2009

$300,000,000
4.80% Senior Notes due 2010

SIXTH INDENTURE SUPPLEMENT

SIXTH INDENTURE SUPPLEMENT (the “Sixth Indenture Supplement”), dated as of September 1, 2005, between SOVEREIGN BANCORP, INC., a Pennsylvania corporation (together with its successors and assigns as provided in the Indenture referred to below, the “Company”), and BNY Midwest Trust Company (together with its successors in trust thereunder as provided in the Indenture referred to below, the “Trustee”), as trustee under an Indenture, dated as of February 1, 1994, between the Company and the Trustee, as successor to Harris Trust and Savings Bank (the “Indenture”).

RECITALS

WHEREAS, the Indenture provides for the issuance from time to time by the Company of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Debt Securities”) in one or more fully registered series;

WHEREAS, Section 901 of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Debt Securities of a new series;

WHEREAS, Section 301 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Debt Securities issued pursuant to the Indenture;

WHEREAS, the Company desires to issue up to $200,000,000 Senior Floating Rate Notes due 2009 (the “Floating Rate Notes”) and up to $300,000,000 4.80% Senior Notes due 2010 (the “2010 Notes” and, together with the Floating Rate Notes, the “Notes”), each a new series of Debt Securities the issuance of which was authorized by resolutions of the Executive Committee of the Board of Directors of the Company, dated August 23, 2005;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Sixth Indenture Supplement to supplement and amend in certain respects the Indenture insofar as it will apply to the Notes; and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Sixth Indenture Supplement a valid agreement of the Company, in accordance with their and its terms.

NOW THEREFORE:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Unless the context otherwise requires, the terms defined in this Sixth Indenture Supplement (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this Sixth Indenture Supplement, have the meanings herein defined.

SECTION 1.2 Capitalized terms used herein without definition shall have the meanings specified in the Indenture.

SECTION 1.3 When used herein, the following terms shall have the following meanings ascribed thereto.

“144A Legend” means the legend set forth on the face of the Notes initially sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act).

“Regulation S Legend” means the legend set forth on the face of the Notes initially sold outside the United States in accordance with Regulation S under the Securities Act.

“Restricted Period” means the 40 calendar days after the later of the commencement of the offering of the Notes represented by the Regulation S Global Notes and the issue date of such Notes.

SECTION 1.4 The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Sixth Indenture Supplement.

ARTICLE II

THE NOTES

SECTION 2.1 Designation of Notes; Establishment of Form.

(a) General. There shall be a series of Debt Securities of the Company designated “Senior Floating Rate Notes due 2009” and a series of Debt Securities of the Company designated “4.80% Senior Notes due 2010” and the forms thereof shall be substantially as set forth in Annexes A-1 and A-2 hereto (in the case of the Floating Rate Notes) and Annexes B-1 and B-2 hereto (in the case of the 2010 Notes), which are incorporated into and shall be deemed a part of this Sixth Indenture Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

(b) Registered Debt Securities. Each series of Notes offered and sold to qualified institutional buyers (“QIB”), as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 144A promulgated under the Securities Act, shall be represented by one or more Notes in registered, global form without interest coupons (each, a “144A Global Note”), with such applicable legends as are provided for herein. Each series of Notes offered and sold in offshore transactions in reliance on Regulation S promulgated under the Securities Act (“Regulation S Notes”) initially shall be represented by one or more Notes in registered, global form without interest coupons (each, a “Regulation S Global Note” and, together with the 144A Global Note and any other global notes representing Notes, the “Global Notes”), with such applicable legends as are provided for herein. After the expiration of the Restricted Period, any Regulation S Notes represented by a Regulation S Global Note shall be referred to as an “Unrestricted Global Note”).

(c) Global Securities. The Global Notes initially shall (i) be registered in the name of The Depositary Trust Company or another person designated as depositary by the Company, which person must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Depositary”), or the nominee of such Depositary, in each case for credit to an account of an Agent Member (as defined below) (or, in the case of the Regulation S Global Notes, of Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg (“Clearstream”)), and (ii) be delivered to the Trustee as custodian for such Depositary.

Each Global Security shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced, as appropriate, to reflect purchases of such Notes. Any increase or decrease in the principal amount of Outstanding Notes represented thereby shall be made by the Trustee in accordance with the provisions hereof and the standing instructions and procedures existing between the Depositary and the Trustee.

Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have rights under the Indenture or this Sixth Indenture Supplement with respect to any Global Note held in the name of the Depositary or any nominee thereof, or under such Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d) Certificated Debt Securities. Notwithstanding any of the provisions of the Indenture to the contrary, Notes in global form shall be exchangeable for definitive Notes in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Notes or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that the Notes shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Notes has occurred and is continuing. If Notes in global form are exchangeable pursuant to the preceding sentence, they shall be exchangeable for definitive Notes in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of authorized denominations aggregating a like amount.

SECTION 2.2 Transfer Provisions Applicable to the Notes.

(a) With respect to the registration of any proposed transfer or exchange of an interest in a Rule 144A Global Note, if such interest is:

(1) to be transferred or exchanged to a transferee or exchangee who takes delivery in the form of an interest in a Regulation S Global Note prior to the termination of the Restricted Period, the Trustee shall register the transfer or exchange if such transfer or exchange is being made by a proposed transferor or exchanger who has delivered to the Trustee a certificate substantially in the form of Exhibit A;

(2) to be transferred or exchanged to a transferee or exchangee who takes delivery in the form of an interest in a Rule 144A Global Note, the transfer or exchange of such interest may be effected only through the book entry system maintained by the depositary; or

(3) to be transferred or exchanged to a transferee or exchangee who takes delivery in the form of an Unrestricted Global Note, the Trustee shall register the transfer or exchange if such transfer or exchange is being made by a proposed transferor or exchanger who has delivered to the Trustee a certificate substantially in the form of Exhibit B.

(b) With respect to registration of any proposed transfer or exchange of an interest in a Regulation S Global Note to a person who takes delivery in the form of an interest in a Rule 144A Global Note, the Trustee shall register the transfer or exchange of any Note if the proposed transferor or exchanger has delivered to the Company and the Trustee a certificate from the transferor or exchanger substantially in the form of Exhibit C or a certificate from the transferee or exchangee advising the Company and the Trustee that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and that the Securities delivered to it shall bear the Rule 144A Legend and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A and that it is aware that the transferor or exchanger is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. The Company shall use its best efforts to cause the Depositary to ensure that beneficial interests in a Regulation S Global Note may be held only in or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream, and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such account, except as provided in this Section 2.2(b); provided that after the expiration of the Restricted Period (but not earlier), investors may also hold these interests through organizations other than Euroclear and Clearstream that are Agent Members.

(c) Transfers and Exchanges of Interests in the Unrestricted Global Note. With respect to any transfer or exchange of interests in any Unrestricted Global Note, the Trustee shall register the transfer or exchange of any such Unrestricted Note without requiring any additional certification.

(d) Legends. Upon the transfer, exchange or replacement of Notes that do not bear the Rule 144A Legend or the Regulation S Legend, the Trustee shall deliver Notes that do not bear either the Rule 144A Legend or the Regulation S Legend, as the case may be. Upon the transfer, exchange or replacement of Notes bearing the Rule 144A Legend or the Regulation S Legend, the Trustee shall deliver only Securities that bear the Rule 144A Legend or the Regulation S Legend, as the case may be, unless (i) the circumstances contemplated by Section 2.2(a)(3) exist, (ii) the transfer, exchange or replacement involves the exchange of an interest in a Regulation S Global Note for an interest in an Unrestricted Global Note after the expiration of the Restricted Period or (iii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer or exchange are required in order to maintain compliance with the provisions of the Securities Act.

(e) General. By its acceptance of any Note bearing the Rule 144A Legend or the Regulation S Legend, each holder of such a Note acknowledges the restrictions on transfer or exchange of such Note set forth in this Sixth Indenture Supplement and in such restrictive legend and agrees that it will transfer or exchange such Note only as provided in this Sixth Indenture Supplement and such restrictive legend. The Trustee shall not register a transfer or exchange of any Note unless such transfer or exchange complies with the restrictions on transfer or exchange of such Note set forth in this Sixth Indenture Supplement. In connection with any transfer or exchange of Notes, each holder agrees by its acceptance of the Notes to furnish the Trustee or the Company with such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer or exchange is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Trustee shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to this Section. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Trustee.

SECTION 2.3 Amount.

The Floating Rate Notes shall be issued in an initial aggregate principal amount of $200,000,000 and the 2010 Notes shall be issued in an initial aggregate principal amount of $300,000,000; provided, however, that, in relation to either series of Notes, the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of Outstanding Notes of the applicable series, issue additional Debt Securities of such series with the same terms (except as to public offering price and issue date) as the Notes of such series, and such additional Debt Securities shall be considered part of the same series under the Indenture as the Notes of such series. From and after the issue date of any such additional Notes, any reference herein to “Floating Rate Notes” or “2010 Notes,” as the case may be, shall include such additional Notes.

SECTION 2.4 Interest.

(a) Floating Rate Notes. The Floating Rate Notes shall bear interest at the per annum rate equal to LIBOR (as such term is defined in the forms of Floating Rate Note attached hereto as Annexes A-1 and A-2) plus 0.28%. The Company shall make interest payments on each March 1, June 1, September 1 and December 1 (each, a “Floating Rate Notes Interest Payment Date”), commencing December 1, 2005, to the Persons in whose names the Floating Rate Notes are registered at the close of business on the fifteenth calendar day (whether or not a Business Day (as such term is defined, for purposes of the Floating Rate Notes, in the form of Floating Rate Note attached hereto as Annexes A-1 and A-2)) immediately preceding such Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes shall be computed and payable in the manner set forth in the form of Note attached hereto as Annexes A-1 Annex A-2.

If any Floating Rate Notes Interest Payment Date, other than the date of Maturity of the Floating Rate Notes, falls on a day that is not a Business Day, then such Floating Rate Notes Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Floating Rate Notes Interest Payment Date shall be the immediately preceding Business Day. If the date of Maturity for the Floating Rate Notes falls on a day which is not a Business Day, payment of the principal and interest with respect to the Floating Rate Notes shall be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date.

The Company shall provide that, so long as the Floating Rate Notes remain outstanding, the Company shall maintain under appointment a calculation agent (the “Calculation Agent”), initially the Trustee, to calculate the rate of interest payable on the Floating Rate Notes in respect of each Interest Period (as such term is defined in the form of Floating Rate Note attached hereto as Annexes A-1 and A-2). If the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or if the Calculation Agent fails to establish the rate of interest for any Interest Period, the Company shall appoint another bank to act as such in its place. The Calculation Agent shall not resign its duties without a successor having been appointed as aforesaid. The Company may appoint a successor Calculation Agent with the written consent of the Paying Agent, which consent shall not be unreasonably withheld.

(b) 2010 Notes. The 2010 Notes shall bear interest at the per annum rate equal to 4.80%. The Company shall make interest payments on March 1 and September 1 of each year (each, a “2010 Notes Interest Payment Date”), commencing March 1, 2006, to the Persons in whose names the 2010 Notes are registered at the close of business on the February 15 or August 15 (whether or not a Business Day (as such term is defined, for purposes of the 2010 Notes, in the form of 2010 Note attached hereto as Annexes B-1 and B-2)), as the case may be, next preceding such 2010 Notes Interest Payment Date. Interest on the 2010 Notes shall be computed and payable in the manner set forth in the form of Note attached hereto as Annexes B-1 Annex B-2.

If any 2010 Notes Interest Payment Date or the date of Maturity of the 2010 Notes falls on a day that is not a Business Day, then the related payment with respect to the 2010 Notes shall be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date.

(c) Registration Default. If a Registration Default (as such term is defined in the Registration Rights Agreement, dated September 1, 2005, among the Company and the Purchasers named therein (the “Registration Rights Agreement”)) shall occur and be continuing, then the per annum rate of interest on the Notes shall increase by 0.25% for the first 90 days of the Registration Default Period (as such term is defined in the Registration Rights Agreement) and by 0.50% thereafter for the remaining portion of the Registration Default Period.

SECTION 2.5 Denominations.

The Notes shall be issued without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 2.6 Redemption.

The Notes will not be subject to redemption prior to Maturity and will not be subject to any sinking fund.

SECTION 2.7 Applicability of Certain Indenture Provisions.

The provisions of Article Seventeen of the Indenture relating to covenant defeasance shall be applicable to the Notes.

SECTION 2.8 Stated Maturity.

The date on which the principal of the Floating Rate Notes is due and payable, unless earlier accelerated pursuant to the Indenture or this Sixth Indenture Supplement, shall be March 1, 2009, which shall be the “Maturity” thereof for the purposes of the Indenture and this Sixth Indenture Supplement. The date on which the principal of the 2010 Notes is due and payable, unless earlier accelerated pursuant to the Indenture or this Sixth Indenture Supplement, shall be September 1, 2010, which shall be the “Maturity” thereof for the purposes of the Indenture and this Sixth Indenture Supplement.

SECTION 2.9 Discharge of Liability on Notes.

The Notes may be discharged by the Company in accordance with the provisions of Article Four of the Indenture.

SECTION 2.10 Ranking.

The Notes are senior unsecured obligations of the Company.

ARTICLE III

GOVERNING LAW

Notwithstanding the provisions of Section 112 of the Indenture, the Indenture, for all purposes relating to the Notes, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Integral Part.

This Sixth Indenture Supplement constitutes an integral part of the Indenture with respect to the Notes.

SECTION 4.2 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Sixth Indenture Supplement, is in all respects hereby adopted, ratified and confirmed, and this Sixth Indenture Supplement shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Sixth Indenture Supplement shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 4.3 Counterparts.

This Sixth Indenture Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 4.4 Governing Law.

THIS SIXTH INDENTURE SUPPLEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

SECTION 4.5 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Sixth Indenture Supplement limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

SECTION 4.6 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.7 Severability of Provisions.

In case any provision in this Sixth Indenture Supplement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.8 Successors and Assigns.

All covenants and agreements in this Sixth Indenture Supplement by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 4.9 Benefit of Supplemental Indenture.

Nothing in this Sixth Indenture Supplement, express or implied, shall give to any Person, other than the parties hereto, any Trustee, any Paying Agent and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Sixth Indenture Supplement.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Indenture Supplement to be duly executed as of the day and year first above written.

SOVEREIGN BANCORP, INC.

By: /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Treasurer

BNY MIDWEST TRUST COMPANY, as Trustee

By: /s/ D.G. Donovan
Name: D.G. Donovan
Title: Vice President

ANNEX A-1

FORM OF SENIOR FLOATING RATE NOTE DUE 2009
RULE 144A GLOBAL NOTE

ANNEX A-2

FORM OF SENIOR FLOATING RATE NOTE DUE 2009
REGULATION S GLOBAL NOTE

ANNEX B-1

FORM OF 4.80% SENIOR NOTE DUE 2010
RULE 144A GLOBAL NOTE

ANNEX B-2

FORM OF 4.80% SENIOR NOTE DUE 2010
REGULATION S GLOBAL NOTE

EXHIBIT A

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM RULE 144A GLOBAL
NOTE TO REGULATION S GLOBAL NOTE

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Re: [Senior Floating Rate Notes due 2009] [4.80% Senior Notes due 2010] of Sovereign Bancorp, Inc. (the “Notes”)

Reference is hereby made to the Indenture, dated as of February 1, 1994 (as supplemented by the Sixth Indenture Supplement thereto, the “Indenture”), between Sovereign Bancorp, Inc. (the “Company”), and you, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$     principal amount of Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP No.      ) and held with the Depositary in the name of [insert name of transferor/exchanger] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No.      ) which amount, immediately after such transfer, is to be held with the Depositary through [Euroclear] [Clearstream] [(ISIN No.      )] [(Common Code      )].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer or exchange has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby further certify that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee or exchangee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee or exchangee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream or both.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers in connection with the initial offering of such Notes being transferred or exchanged. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

cc: Sovereign Bancorp, Inc.

EXHIBIT B

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM RULE 144A GLOBAL
NOTE TO UNRESTRICTED GLOBAL NOTE

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Re: [Senior Floating Rate Notes due 2009] [4.80% Senior Notes due 2010] of Sovereign Bancorp, Inc. (the “Notes”)

Reference is hereby made to the Indenture, dated as of February 1, 1994 (as supplemented by the Sixth Indenture Supplement thereto, the “Indenture”), between Sovereign Bancorp, Inc. (the “Company”), and you, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$      principal amount of Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP No.      ) and held with the Depositary in the name of [insert name of transferor/exchanger] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest in the Notes to a person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No.      ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer or exchange has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

(1) if the transfer or exchange has been effected pursuant to Rule 903 or Rule 904:

(A) the offer of the Notes was not made to a person in the United States;

(B) either:

(i) at the time the buy order was originated, the transferee or exchangee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee or exchangee was outside the United States, or

(ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2) if the transfer or exchange has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

cc: Sovereign Bancorp, Inc.

EXHIBIT C

FORM OF TRANSFER/EXCHANGE CERTIFICATE
FOR TRANSFER/EXCHANGE FROM REGULATION S GLOBAL
NOTE TO RULE 144A GLOBAL NOTE

[Transferor Certificate]

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Re: [Floating Rate Senior Notes due 2009] [4.80% Senior Notes due 2010] of Sovereign Bancorp, Inc. (the “Notes”)

Reference is hereby made to the Indenture, dated as of February 1, 1994 (as supplemented by the Sixth Indenture Supplement thereto, the “Indenture”), between Sovereign Bancorp, Inc. (the “Company”), and you, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$     principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No.      ) and held with the Depositary though [Euroclear] [Clearstream] [(ISIN No.      )] [(Common Code      )] in the name of [insert name of transferor/exchanger] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest in Notes to a person that will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP No.      ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such Transferor did not purchase such Notes as part of their initial distribution and the transfer or exchange is being effected pursuant to and in accordance with an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the Notes being transferred.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

cc: Sovereign Bancorp, Inc.

[Transferee Certificate]

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Re: [Floating Rate Senior Notes due 2009] [4.80% Senior Notes due 2010] of Sovereign Bancorp, Inc. (the “Notes”)

Reference is hereby made to the Indenture, dated as of February 1, 1994 (as supplemented by the Sixth Indenture Supplement thereto, the “Indenture”), between Sovereign Bancorp, Inc. (the “Company”), and you, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$     principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No.      ) and held with the Depository through [Euroclear] [Clearstream] [(ISIN No.      )] [(Common Code      )] in the name of [insert name of transferor/exchanger] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest in Notes [insert name of transferee/exchangee] (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP No.      ).

In connection with such request and in respect of such Notes, the Transferee does hereby certify that (i) it is purchasing the Notes for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “QIB”), (ii) it is aware that the sale is being made to it in reliance on Rule 144A, (iii) the Notes delivered to it shall bear the 144A Legend, (iv) it has received such information regarding the Company as it has requested pursuant to Rule 144A and (v) that it is aware that the Transferor is relying on the foregoing in order to claim the exemption from registration provided by Rule 144A.

The Transferee hereby agrees that any future resale, pledge, transfer or exchange of such Notes may be made only (i) to the Company, (ii) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (iii) in an offshore transaction complying with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (v) pursuant to an effective registration statement under the Securities Act, and in each of such cases in accordance with any applicable securities laws of any state of the United States. The Transferee will notify any purchaser of Notes from it of the resale restrictions referred to above, if then applicable.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the initial purchasers of the Notes being transferred.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

cc: Sovereign Bancorp, Inc.